EXHIBIT 23.1.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 1, 2015, with respect to the balance sheets of ATEL Managing Member, LLC as of December 31, 2014 and March 31, 2014 included in the Registration Statement (Pre-Effective Form S-1) and Prospectus of ATEL 17, LLC for the registration of 15,000,000 units of limited liability company interest.

/s/ Moss Adams LLP

San Francisco, California

May 1, 2015